UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

KURA ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53058	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 N. Torrey Pines Road, Suite 125, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-500-8800

Zeta Acquisition Corp. III

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, the Board of Directors (the “Board”) of Kura Oncology, Inc. (the “Company”) appointed Faheem Hasnain as a director of the Company, with a term of office expiring at the next annual meeting of stockholders. There are no arrangements or understandings between Mr. Hasnain and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Hasnain has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Board’s standard compensation policy for non-employee directors, Mr. Hasnain will receive an annual cash retainer of $50,000, and was granted an option to purchase 30,000 shares of our common stock at the fair market value determined by the Board on the date of his appointment, which vests annually over a three year period with vesting acceleration in the event of a change in control (as defined in the Company’s equity incentive plan) during the period of Board service.

The Company issued a press release announcing the appointment of Mr. Hasnain, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit No	Description

99.1	Press Release issued by Kura Oncology, Inc. on April 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA ONCOLOGY, INC.
/s/Annette North
By:	Annette North Senior Vice President and General Counsel

Date: April 27, 2015